THERAPEUTICSMD, INC. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD Strengthens Board with Appointment of Industry Leaders
– Paul Bisaro and Gail Naughton, Ph.D., Appointed as Independent Directors –

BOCA RATON, Fla. – March 24, 2020 – On behalf of the Board of Directors of TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative, leading women’s healthcare company, Chairman Tommy G. Thompson today announced the appointments of Paul Bisaro and Gail Naughton, Ph.D., to the Company’s Board of Directors. The appointments fill two of the vacancies created by the resignations from the Board of Brian Bernick, M.D., John C.K. Milligan, IV and Nicholas Segal. Dr. Bernick will continue to serve as a Co-Founder of TherapeuticsMD on a full-time basis, supporting the Company’s outreach with healthcare providers. Mr. Milligan will continue to serve as the President of TherapeuticsMD on a full-time basis, leading the Company’s infrastructure and critical operations.

“We are very pleased to add Paul and Gail as the newest independent directors to our Board. Each has a wealth of experience as both directors and members of senior management at successful organizations,” said former -Governor and Secretary of Health and Human Services, Thompson. “This is an exciting time in our company’s growth and development, and we believe that Paul and Gail’s respective skill sets will complement our recent transformation to a commercial organization.”

“On behalf of the TherapeuticsMD Board of Directors, I would like to thank Brian, John and Nick for their service to our company,” said Thompson. “Brian’s passion for innovation and persistence in solving patient needs are the reasons we have world-class products. Brian will continue to serve as our Co-Founder and play a key role in our outreach to healthcare providers. John’s commitment and can-do attitude built the infrastructure and critical operations that our Company has today. John will continue to serve as our President and lead our infrastructure and critical operations. Nick and his family were among our early investors and without their vision and commitment we would not be where we are today. We are excited to welcome Paul and Gail to the TherapeuticsMD Board of Directors. Each of them brings significant experience that we believe will activate our next stage of growth.”

“I am very pleased and honored to be joining the TherapeuticsMD Board of Directors,” said Mr. Bisaro. I believe TherapeuticsMD’s portfolio of differentiated products meets many of the significant unmet needs facing women today. In addition, I believe the Company’s vitaCare platform – which was created to remove the hassle and lack of visibility that patients often face when dealing with their insurance coverage, reimbursement and supply – is a unique capability that supports TherapeuticsMD’s patients. I look forward to working with the Board and management team to use these assets to help our patients while continuing to focus on creating long-term value for our shareholders.”

Mr. Bisaro is an accomplished global business leader with more than 25 years of generic and branded pharmaceutical experience, and a track record of driving company growth through operational execution and corporate transformation. He has served as Executive Chairman of Allergan, plc (formerly Actavis, plc), President, Chief Executive Officer and a member of the Board of Directors of Actavis (and its predecessor firm Watson Pharmaceuticals, Inc.), Executive Chairman of Amneal Pharmaceuticals, Inc., and President, Chief Executive Officer and a member of the Board of Directors of Impax Laboratories, Inc. until its acquisition by Amneal. He also served as President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc.

“I am honored and delighted to be joining the Board of Directors of TherapeuticsMD. The directors and executives have created innovative products that are poised to greatly enhance women’s health and I share in their vision in continuing to develop solutions that will be transformative to healthcare worldwide,” said Dr. Naughton.

Dr. Naughton is an accomplished life sciences executive and researcher. Dr. Naughton founded two regenerative medicine companies and is the holder of more than 105 U.S. and foreign patents. She served as the Dean of the College of Business at San Diego State University from 2002-2011. Her current venture, Histogen, is focused on the development of novel solutions based on the products of cells grown under simulated embryonic conditions. She currently serves as Histogen’s Chief Scientific Officer and Chief Business Development Officer and is the inventor of its core technology. Dr. Naughton has brought several tissue engineered products to market including a product for severe burns (TransCyte), a dermal replacement for diabetic ulcers (Dermagraft), an aesthetic dermal filler (Cosmederm/Cosmeplast) and SkinMedica’s TNS product for skin care. Dr. Naughton has been extensively published and is a frequent speaker in the field of tissue engineering and regenerative medicine. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association in honor of her pioneering work in the field of tissue engineering.

“We are thankful to each of Brian, John and Nick for their years of service on our Board and look forward to continuing to work with Brian and John as key members of our leadership team,” concluded TherapueticsMD Chief Executive Officer Robert G. Finizio. “As TherapeuticsMD looks to the future, adding two seasoned experts in Mr. Bisaro and Dr. Naughton to the Board while continuing to utilize two proven performers in Dr. Bernick and Mr. Milligan, is an ideal scenario.”

About TherapeuticsMD

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The Company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit www.therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, BIJUVA® and its hormone therapy drug candidates and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility, including the conditions to draw an additional tranche thereunder and whether the lender will make such tranche available; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the efficacy supplement for the lower dose of BIJUVA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at it website: www.therapeuticsmd.com/pressreleases.aspx.

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Investor Contact

Nichol Ochsner

Vice President, Investor Relations

561-961-1900, ext. 2088

Nochsner@TherapeuticsMD.com